As Approved by
                                                          the Board of Directors
                                                                   July 29, 1999


                                FOURTH AMENDMENT
                                     TO THE
                              LEXMARK HOLDING, INC.
                                STOCK OPTION PLAN
                       FOR EXECUTIVES AND SENIOR OFFICERS
                (As amended October 31, 1994, September 13, 1995
                               and June 10, 1999)

         This is the Fourth Amendment to the Lexmark Holding, Inc. Stock Option Plan for Executives and Senior Officers (as amended October 31, 1994, September 13, 1995 and June 10, 1999) (the "Plan;" capitalized terms used herein and not defined have the meaning ascribed to such terms in the Plan).

         WHEREAS, pursuant to Section 9 of the Plan, the Board is authorized to amend the Plan from time to time;

         WHEREAS, the Plan currently provides for the transferability of Options by a Participant under certain circumstances for estate planning purposes; and

         WHEREAS, the Board has determined to expand the transferability provisions of the Plan to include certain other circumstances and to allow for approval by the Board, the Committee or the Vice President, Human Resources and Vice President and General Counsel of transfers permitted under the Plan.

         NOW, THEREFORE, the Plan is hereby amended, effective as of July 29, 1999, as follows:

         1. Section 10.1 of the Plan is amended in its entirety to read as follows:

                  "10.1.  Nontransferability  of Awards.  Unless the Board,  the
                          -----------------------------
Committee or the Company's Vice President, Human Resources and Vice President and General Counsel shall permit an Option to be transferred by a Participant to a Participant's family member for estate planning purposes or to a trust, partnership, corporation or other entity established by the Participant for estate planning purposes, on such terms and conditions as the Board, the Committee or such officers may specify, no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to any Option granted to a Participant under the Plan shall be exercisable by the transferee only for as long as they could have been exercisable by such Participant. If any Option is transferred to a family member, trust, partnership, corporation or other entity as contemplated by the first sentence hereof, all references herein and in the applicable Option
Agreement to the Participant shall be deemed to refer to such permitted transferee, other than any such references with respect to the personal status of the Participant."

         In all other respects, the Plan is hereby ratified and confirmed.